Exhibit 21.1
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                             WINN-DIXIE STORES, INC.

                           SUBSIDIARIES OF REGISTRANT
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         The Registrant (Winn-Dixie Stores, Inc.) has no parents.

         The following list includes all of the subsidiaries of the Registrant as of June 26, 2002 except twelve wholly-owned inactive domestic subsidiaries of the Registrant and/or its subsidiaries.

         All of the subsidiaries listed below are included in the Consolidated Financial Statements. The Consolidated Financial Statements also include the twelve presently inactive domestic subsidiaries mentioned above.

         Each of the following subsidiaries is owned by the Registrant except that two subsidiaries, the names of which are indented, are owned by the subsidiary named immediately above each indentation. All subsidiaries are wholly-owned except for Bahamas Supermarkets Limited, which is owned approximately 78% by W-D (Bahamas) Limited.

                  Subsidiary                             State of Incorporation
                  ----------                             ----------------------

         Astor Products, Inc.                                   Florida
         Crackin' Good, Inc.                                    Florida
         Deep South Products, Inc.                              Florida
         Dixie Packers, Inc.                                    Florida
         Economy Wholesale Distributors, Inc.                   Florida
         Save Rite Grocery Warehouse, Inc.                      Florida
         Superior Food Company                                  Florida
         W-D (Bahamas) Limited                                  Bahama Islands
           Bahamas Supermarkets Limited                         Bahama Islands
             The City Meat Markets Limited                      Bahama Islands
         Winn-Dixie Charlotte, Inc.                             Florida
         Winn-Dixie Logistics, Inc.                             Florida
         Winn-Dixie Louisiana, Inc.                             Florida
         Winn-Dixie Montgomery, Inc.                            Florida
         Winn-Dixie Procurement, Inc.                           Florida
         Winn-Dixie Raleigh, Inc.                               Florida
         Winn-Dixie Supermarkets, Inc.                          Florida